        Exhibit 21.1

2023 Subsidiaries of FLEETCOR Technologies, Inc.

Subsidiary	Jurisdiction of Organization
FleetCor Technologies, Inc.	Delaware, United States
FleetCor Technologies Operating Company, LLC	Louisiana, United States
FleetCor Funding, LLC	Delaware, United States
Mannatec, Inc.	Georgia, United States
FleetCor Jersey Holding Limited	Jersey
CFN Holding Company	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Fleetcor Commercial Card Management (Canada) Ltd	Canada
FleetCor Technologies Operating Company-CFN Holding Co. S.E.N.C.	Luxembourg
FleetCor Luxembourg Holding1 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding2 S.à.r.l.	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
CH Jones Limited	United Kingdom
FleetCor UK International Management Limited	United Kingdom
The Fuelcard Company UK Limited	United Kingdom
FleetCor Fuel Cards, LLC	Delaware, United States
FleetCor Fuel Cards (Europe) LTD.	United Kingdom
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska společnost pro platebne karty sro	Slovakia
Fleetcor Lithuania UAB	Lithuania
FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
Efectivale, S. de R.L. de C.V.	Mexico
Efectivale Servicios, S. de R.L. de C.V.	Mexico
CTF Technologies (Canada), ULC	Canada
CTF Technologies do Brasil Ltda.	Brazil
Allstar Business Solutions Limited	United Kingdom
Business Fuel Cards Pty Limited	Australia
Fleetcor Technologies New Zealand LTD.	New Zealand
Cardlink Systems Limited	New Zealand
VB – Serviços, Comércio e Administração Ltda.	Brazil
Auto Expresso Technologia S.A.	Brazil
Sem Parar Instituição de Pagamento Ltda. (fka: CGMP - Centro de Gestão De Meios de Pagamento Ltda.)	Brazil
Epyx Limited	United Kingdom
Epyx France SAS	France

        Exhibit 21.1

Pacific Pride Services, LLC	Delaware, United States
FleetCor Deutschland GmbH	Germany
FCHC Holding Company, LLC	Delaware, United States
FleetCor Tankkarten GmbH	Austria
Comdata, Inc.	Delaware, United States
Comdata TN, INC.	Tennessee, United States
Comdata Network, Inc. of California	California, United States
Stored Value Solutions International B.V.	The Netherlands
Stored Value Solutions GmbH	Germany
Stored Value Solutions France SAS	France
Stored Value Solutions Hong Kong Limited	Hong Kong
Buyatab Online, Inc.	Canada
Stored Value Solutions Canada, Ltd	Canada
Shanghai Stored Value Solutions Information Technology Co., Ltd	China
Stored Value Solutions UK Limited	United Kingdom
Venturo Technologien Swiss GmbH	Switzerland
FleetCor Belgium Société à Responsabilité Limitée	Belgium
FleetCor Poland Sp. z o.o.	Poland
FleetCor Hungary kft.	Hungary
Venturo Technologies S.à.r.l.	Luxembourg
FleetCor Czech Republic, s.r.o.	Czech Republic
FleetCor Slovakia, s.r.o.	Slovakia
Creative Lodging Solutions, LLC	Kentucky, United States
TravelCard B.V.	The Netherlands
Cambridge Mercantile Corp (USA)	Delaware, United States
Cambridge Mercantile Corp (Canada)	Canada
Cambridge Mercantile Corp (UK) Ltd	United Kingdom
Cambridge Mercantile Corp Australia PTY Ltd	Australia
Cambridge Mercantile Risk Management (UK) Ltd	United Kingdom
TA Connections Brasil Servicos de Viagens Ltda. (fka: Travelliance Brasil Servicos de Viagens Ltda)	Brazil
Comdata LA, LLC	Louisiana, United States
R2C Online Limited	United Kingdom
TA Connections MN, LLC (fka: LJK Companies LLC)	Minnesota, United States
Roomstorm LLC	Illinois, United States
TA Connections MX, S. de R.L. de C.V. (fka: Travelliance S de RL de CV)	Mexico
TA Connections UK Ltd. (fka: Travelliance Global Ltd)	United Kingdom

        Exhibit 21.1

LR2, LLC	Illinois, United States
Group Achamps Ltd	Texas, United States
Nvoicepay, Inc.	Oregon, United States
Kiwi Fuel Cards Limited	New Zealand
Lynked Solutions Pty, Ltd. (fka: Cardlink Systems PTY, Ltd.)	Australia
TA Connections AU Pty Ltd. (fka: Nationwide Hospitality Pty Ltd)	Australia
TA Connections IL, LLC (fka: NHI-2, LLC)	Illinois, United States
TA Connections DE, LLC (fka: Airline Accommodations Solutions, LLC)	Delaware, United States
TA Connections PTE Ltd. (fka: Hotel Connections PTE Ltd.)	Singapore
TA Connections SDN BHD (fka: Hotel Connections SDN BHD)	Malaysia
TA Connections of Japan, GK (fka: Hotel Connections of Japan, GK)	Japan
ALE Solutions, Inc.	Illinois, United States
Corpay One, Inc. (fka Roger.ai, Inc.)	Delaware, United States
Corpay One ApS (fka: Roger.ai, ApS)	Denmark
Red Fuel Cards Europe Spain SLU	Spain
Fidem Fundo de Investimento em Direito Creditórios (aka: Sem Parar Credit Rights Investment Fund) ("FIDC")	Brazil
AFEX Offshore Limited	Jersey
Associated Foreign Exchange (Schweiz) AG	Switzerland
Associated Foreign Exchange Australia Pty, Ltd.	Australia
Associated Foreign Exchange Limited	United Kingdom
Associated Foreign Exchange Holdings, Inc.	California, United States
Associated Foreign Exchange, Inc.	California, United States
Associated Foreign Exchange, ULC	Canada
PT. AFEX Indonesia	Indonesia
AFEX Global Holdings Limited	United Kingdom
AFEX Markets Limited (fka: AFEX Markets PLC)	United Kingdom
AFEX Markets Europe Limited	Ireland
Associated Foreign Exchange (Singapore) Pte. Ltd.	Singapore
Associated Foreign Exchange Ireland Limited	Ireland
Mina Digital Limited	United Kingdom
Abbey Euro Diesel Limited	United Kingdom
FleetCor UK Finance Holdings1 LLC	Delaware, United States
Fuelcards UK Limited	United Kingdom

        Exhibit 21.1

Quadrum Investments Group Limited	United Kingdom
Plugsurfing B.V.	The Netherlands
Plugsurfing GmbH	Germany
Sem Parar Holding Participações Ltda	Brazil
Sem Parar Corretora Digital E Consultoria de Seguros Ltda	Brazil
Sem Parar Sociedade de Crédito Direto S.A.	Brazil
Gehl Companies, Inc.	Minnesota, United States
Levarti Ltd.	United Kingdom
Levarti Australia Pty, Ltd.	Australia
Levarti Services Australia Pty, Ltd.	Australia
Accrualify Inc.	California, United States
Accrualify India Private Limited	India
Global Reach Group Holdings (Jersey) Limited	Jersey
Global Reach Financial Solutions Inc	Canada
PayByPhone Technologies, Inc.	Canada
1433967 B.C ULC	Canada
PayByPhone SAS	France
Business Gateway GmbH (fka: Business Gateway AG)	Germany
PayByPhone Deutschland GmbH	Germany
Corpay India Private Limited	India
PayByPhone Italia S.r.l.	Italy
Global Reach Markets BV	The Netherlands
Global Reach FX BV	The Netherlands
Plugsurfing AB	Sweden
PayByPhone Suisse AG	Switzerland
Global Reach Partners Limited	United Kingdom
Foreign Currency Exchange Limited	United Kingdom
Global Reach Markets Limited	United Kingdom
Project Galaxy MIDCO Limited	United Kingdom
Project Galaxy BIDCO Limited	United Kingdom
Global Reach Group Limited	United Kingdom
PayByPhone Limited	United Kingdom
Adaptis Solutions Limited	United Kingdom
Connect Cashless Parking Ltd.	United Kingdom
PayByPhone US Inc.	Delaware, United States
Roomex, LLC	Massachusetts, United States
Efectifintech SA de CV	Mexico
TA Connections FZ, LLC (fka: Travelliance Global FZ LLE)	United Arab Emirates
Fleetcor Technologies Pty. Limited	Australia

        Exhibit 21.1

CTF Holdings, Inc.	Barbados
CTF International, Inc.	Barbados
PPR Cyprus Holding 1 Ltd.	Cyprus
PPR Cyprus Holding 2 Ltd.	Cyprus
Roomex Limited	Ireland
Roomex Hotels Limited	Ireland
Roomex Deutschland GmBH	Germany
Cambridge Mercantile Corp (Germany) UG	Germany
AFEX Hong Kong Limited	Hong Kong
Corpay (NZ) Limited (fka: Associated Foreign Exchange New Zealand Limited)	New Zealand
Ace Fuelcards Limited	United Kingdom
Corpay One UK Limited (fka: Oasis Global Systems Limited)	United Kingdom
CLC Group, Inc.	Delaware, United States
Crew Transportation Specialists, Inc.	Kansas, United States
Cambridge Mercantile Corp (Nevada)	Nevada, United States
Achamps Corporation	Texas, United States